Exhibit 13(d)

AMENDMENT AGREEMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT AGREEMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of             , 2013, by and among BLACKROCK CORPORATE HIGH YIELD FUND VI, INC., a Maryland corporation (the “Borrower”), the lending institutions listed on the signature pages hereof (collectively, the “Banks”) and STATE STREET BANK AND TRUST COMPANY, as agent for itself and such other Banks (in such capacity, the “Agent”);

WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of March 3, 2011 (as amended and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has informed the Agent and the Banks that the Borrower wishes to effect a reorganization pursuant to which (a) BlackRock High Income Shares, a voluntary association with transferable shares organized under the laws of the Commonwealth of Massachusetts (“HIS”) will, pursuant to the Agreement and Plan of Reorganization dated as of             , 2013, by and among HIS, the Borrower and                     , LLC, a Massachusetts limited liability company and wholly-owned Subsidiary of the Borrower (the “HIS Merger Subsidiary”) and in substantially the form attached hereto as Exhibit B-1 (the “HIS Merger Agreement”), merge with and into the HIS Merger Subsidiary (the “HIS Initial Merger”), with the HIS Merger Subsidiary being the surviving entity of the HIS Initial Merger and in connection with each such HIS Initial Merger, assuming all of the assets and liabilities of HIS and (b) each of (i) the Merger Subsidiary will, pursuant to the Agreement and Plan of Reorganization dated as of             , 2013, by and between the Merger Subsidiary and the Borrower and in substantially the form attached hereto as Exhibit B-2 (the “HISMS Merger Agreement”), (ii) The BlackRock High Yield Trust, a Delaware statutory trust (“BHY”), will, pursuant to the Agreement and Plan of Reorganization dated as of             , 2013, by and between BHY and the Borrower and in substantially the form attached hereto as Exhibit B-3 (the “BHY Merger Agreement”), (iii) BlackRock Corporate High Yield Fund, Inc., a Maryland corporation (“COY”) will, pursuant to the Agreement and Plan of Reorganization dated as of             , 2013, by and between COY and the Borrower and in substantially the form attached hereto as Exhibit B-4 (the “COY Merger Agreement”), (iv) BlackRock Corporate High Yield Fund III, Inc., a Maryland corporation (“CYE”) will, pursuant to the Agreement and Plan of Reorganization dated as of             , 2013, by and between CYE and the Borrower and in substantially the form attached hereto as Exhibit B-5 (the “CYE Merger Agreement”), and (v) BlackRock Corporate High Yield Fund V, Inc. (“HYV”) will, pursuant to the Agreement and Plan of Reorganization dated as of             , 2013, by and between HYV and the Borrower and in substantially the form attached hereto as Exhibit B-6 (the “HYV Merger Agreement” and collectively with the HIS Merger Agreement, the HISMS Merger Agreement, the BHY Merger Agreement, the COY Merger Agreement and the CYE Merger Agreement, the “Merger Agreements”), merge with and into the Borrower (the Mergers described in clauses (b)(i) through (v) above, the “Direct Mergers” and each, a “Direct Merger”; the Direct Mergers collectively with the HIS Initial Merger, the “Mergers” and each, a “Merger”), with the Borrower being the surviving entity of each Merger and in connection with each such Merger, assuming all of the assets and liabilities of each of the HIS Merger Subsidiary (including the assets and liabilities of HIS), BHY, COY, CYE and HYV, and the stockholders of each of BHY, COY, CYE, HYV and HIS (through the HIS Initial Merger and the Direct Merger of HIS Merger Subsidiary) will, pursuant to the terms of the applicable Merger Agreement, become stockholders of the Borrower; and

WHEREAS, in connection with such reorganization (the “Proposed Transaction”), the Borrower is requesting that the Agent and the Banks agree to amend certain provisions of the Credit Agreement; and

WHEREAS, the parties hereto wish to amend the Credit Agreement and make certain other agreements with respect to the Proposed Transaction as more fully set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2. Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Account”, “Aggregate Commitment Amount” and “Prospectus” in their entirety and restating each such definition as follows:

“Account” means the accounts that the Custodian has opened and maintains for the Borrower pursuant to the terms and conditions of the Custody Agreement, provided, that for period commencing immediately upon the consummation of each 2013 Merger in accordance with the terms of the applicable 2013 Merger Agreement until the transfer of the assets in each of the BHY Account, the COY Account, the CYE Account, the HYV Account and the HIS Account into the Account, the term “Account” shall be deemed to also include each of the BHY Account, the COY Account, the CYE Account, the HYV Account and the HIS Account for all purposes of this Agreement, including, without limitation, compliance with Section 4.17 hereof.

“Aggregate Commitment Amounts” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Second Amendment Effective Date, the Aggregate Commitment Amount is $222,000,000 and from and after the Third Amendment Effective Date, the Aggregate Commitment Amount is increased to $798,000,000.

“Prospectus” means                     .

(b) Section 1.01 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

“2013 Merger” means collectively, the mergers, to be effective on             , 2013, of (a) BHY into the Borrower pursuant to the BHY Merger Agreement, (b) COY into the Borrower pursuant to the COY Merger Agreement, (c) CYE into the Borrower pursuant to the BYE Merger Agreement, (d) HYV into the Borrower pursuant to the HYV Merger Agreement, in each case with the Borrower being the surviving entity and (e) (i) HIS into the HIS Merger Subsidiary pursuant to the HIS Merger Agreement and then (ii) the HIS Merger Subsidiary into the Borrower pursuant to the HISMS Merger Agreement.

“BHY” means The BlackRock High Yield Trust, a Delaware statutory trust.

“BHY Account” means the account that the Custodian has opened and maintains for BHY pursuant to the terms and conditions of the Custody Agreement.

“BHY Merger Agreement” means the Agreement and Plan of Reorganization dated as of             , 2013, by and between BHY and the Borrower, substantially in the form attached as Exhibit B-3 to the Third Amendment, pursuant to which, among other things, BHY merges with and into the Borrower, with the Borrower being the survivor thereof and assumes all of the assets and liabilities of BHY.

“COY” means BlackRock Corporate High Yield Fund, Inc., a Maryland corporation.

“COY Account” means the account that the Custodian has opened and maintains for COY pursuant to the terms and conditions of the Custody Agreement.

“COY Merger Agreement” means the Agreement and Plan of Reorganization dated as of             , 2013, by and between COY and the Borrower, substantially in the form attached as Exhibit B-4 to the Third Amendment, pursuant to which, among other things, COY merges with and into the Borrower, with the Borrower being the survivor thereof and assumes all of the assets and liabilities of COY.

“CYE” means BlackRock Corporate High Yield Fund III, Inc., a Maryland corporation.

“CYE Account” means the account that the Custodian has opened and maintains for CYE pursuant to the terms and conditions of the Custody Agreement.

“CYE Merger Agreement” means the Agreement and Plan of Reorganization dated as of             , 2013, by and between CYE and the Borrower, substantially in the form attached as Exhibit B-5 to the Third Amendment, pursuant to which, among other things, CYE merges with and into the Borrower, with the Borrower being the survivor thereof and assumes all of the assets and liabilities of CYE.

“HIS” means BlackRock High Income Shares, a voluntary association with transferable shares organized under the laws of the Commonwealth of Massachusetts.

“HIS 2013 Merger” means the merger, to be effective on             , 2013, of HIS into the HIS Merger Subsidiary pursuant to the HIS Merger Agreement, with the HIS Merger Subsidiary being the surviving entity.

“HIS Account” means the account that the Custodian has opened and maintains for HIS pursuant to the terms and conditions of the Custody Agreement.

“HIS Merger Agreement” means the Agreement and Plan of Reorganization dated as of             , 2013, by and among HIS, the Borrower and the HIS Merger Subsidiary, substantially in the form attached as Exhibit B-1 to the Third Amendment, pursuant to which, among other things, HIS merges with and into the HIS Merger Subsidiary, with the HIS Merger Subsidiary being the survivor thereof and assumes all of the assets and liabilities of HIS.

“HIS Merger Subsidiary” means                     , LLC, a Massachusetts limited liability company and wholly-owned Subsidiary of the Borrower which has been formed to effect the HIS 2013 Merger (and such term shall include the surviving entity of the merger consummated pursuant to the terms of the HIS Merger Agreement).

“HISMS Merger Agreement” means the Agreement and Plan of Reorganization dated as of             , 2013, by and between the Borrower and the HIS Merger Subsidiary, substantially in the form attached as Exhibit B-2 to the Third Amendment, pursuant to which, among other things, the HIS Merger Subsidiary merges with and into the Borrower, with the Borrower being the survivor thereof and assumes all of the assets and liabilities of the HIS Merger Subsidiary.

“Merger Agreements” mean, collectively, the BHY Merger Agreement, the COY Merger Agreement, the CYE Merger Agreement, the HYV Merger Agreement, the HIS Merger Agreement and the HISMS Merger Agreement.

“HYV” means BlackRock Corporate High Yield Fund V, Inc., a Maryland corporation.

“HYV Account” means the account that the Custodian has opened and maintains for HYV pursuant to the terms and conditions of the Custody Agreement.

“HYV Merger Agreement” means the Agreement and Plan of Reorganization dated as of             , 2013, by and between HYV and the Borrower, substantially in the form attached as Exhibit B-6 to the Third Amendment, pursuant to which, among other things, HYV merges with and into the Borrower, with the Borrower being the survivor thereof and assumes all of the assets and liabilities of HYV.

“Third Amendment” means that certain Amendment Agreement No. 3 to Amended and Restated Credit Agreement dated as of             , 2013 by and among the Borrower, the Banks listed on the signature pages thereof and the Agent.

“Third Amendment Effective Date” means the later of (a) the “Document Effective Date” as defined in the Third Amendment and (b) the date on which the 2013 Merger has been consummated pursuant to the terms of the Merger Agreements.

(c) Schedule 1 to the Credit Agreement is hereby amended by deleting Schedule 1 in its entirety effective on the Third Amendment Effective Date and, on such Third Amendment Effective Date, substituting in place thereof the Schedule 1 attached hereto as Exhibit A.

§3. Representations and Warranties. The Borrower hereby represents and warrants as follows:

(a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrower contained in the Credit Agreement (as amended by this Amendment) are true and correct on and as of the date hereof and with the same force and effect as it made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(b) No Default. No Default or Event of Default has occurred and is continuing.

(c) Authority, Etc. The execution and delivery by the Borrower of this Amendment and the Borrower’s performance of this Amendment and the Credit Agreement as amended hereby (as so amended, the “Amended Agreement”) (i) are within the Borrower’s corporate powers, (ii) have been duly authorized by all necessary corporate action on the part of the Borrower, (iii) require no Governmental Authorizations, Private Authorizations or Governmental Filings by the Borrower which have not already been obtained or made, (iv) do not contravene, or constitute a default under, any provision of (A) any Applicable Law unless the violation of such Applicable Law could not reasonably be expected to have a Material Adverse Effect, (B) the Charter Documents of the Borrower, or (C) any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower unless such contravention or violation could not reasonably be expected to have a Material Adverse Effect, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower (other than Liens in favor of the Agent to secure the Obligations and Liens permitted pursuant to Section 5.08 of the Credit Agreement).

(d) Enforceability of Obligations. This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Amended Agreement constitutes the valid and legally binding agreement of the Borrower, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law).

§4. Effectiveness. This Amendment shall become effective on the date that each of the following conditions shall have been satisfied or waived in writing by the Agent (such date being the “Document Effective Date”):

(a) counterparts of this Amendment duly executed and delivered by each of the Borrower, the Banks and the Agent;

(b) counterparts of each Notices of Termination attached hereto as Exhibit E duly executed and delivered by each of BHY, COY, CYE, HYV and HIS notifying State Street Bank and Trust Company in its capacity as agent under the Other Agreements (as hereinafter defined) of the intent to terminate its respective credit facilities under those certain Amended and Restated Credit Agreements, each dated as of March 3, 2011 by and among each of BHY, COY, CYE, HYV and HIS, as applicable, the lenders party thereto and State Street Bank and Trust Company, as agent for such lenders (each, an “Other Agreement”), immediately upon the occurrence of the Merger;

(c) a certificate duly executed by an officer of the Borrower which is reasonably satisfactory to the Agent certifying that (i) the representations and warranties of the Borrower contained in the Credit Agreement (as amended by this Amendment) and the other Loan Documents shall be true on and as of the Document Effective Date and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), (ii) the Borrower will remain a closed-end management investment company (as such term is defined in the Investment Company Act) and will remain registered under the Investment Company Act after giving effect to the Proposed Transaction; (iii) no Default or Event of Default has occurred and is continuing or will result from the Proposed Transaction; and (iv) the Agent’s security interest in the Collateral will remain perfected upon the consummation of the Proposed Transaction;

(d) a duly executed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated as of the Document Effective Date certifying and attaching copies of (i) the Borrower’s Charter Documents, with all amendments thereto (other than the Merger Agreements) (or a certification that the Charter Documents previously delivered and certified to the Agent pursuant to Section 3.01(f) of the Credit Agreement have not been amended, supplemented or modified (other than the Merger Agreements) and are in full force and effect); (ii) an excerpt from the [Minutes of Joint Regular Meeting of the Board of Directors/Trustees of the BlackRock Closed-End Funds] dated July     , 2013 approving the Proposed Transaction, the Borrower’s entry into this Amendment and the transactions described herein; (iii) the current Prospectus as then in effect (or a certification that the Prospectus previously delivered and certified to the Agent has not been amended, supplemented or modified and is in full force and effect); (iv) the investment management agreement between the Borrower and the Investment Adviser as then in effect (or a certification that the investment management agreement previously delivered and certified to the Agent has not been amended, supplemented or modified and is in full force and effect); (v) the Custody Agreement (or a certification that the Custody Agreement previously delivered and certified to the Agent has not been amended, supplemented or modified and is in full force and effect) and (iv) copies of the duly executed Merger Agreements, to be attached to this Amendment as Exhibits B-1 through B-6, as contemplated herein;

(e) a legal existence and good standing certificate for the Borrower from the Secretary of State of the State of Maryland dated as of             , 2013;

(f) a copy of the certificate of incorporation of the Borrower, with all amendments, certified as of a recent date (which will be prior to the date of the Merger) by the Secretary of State of the State of Maryland; and

(g) a legal opinion of each of (i) Skadden, Arps, Slate, Meagher & Flom LLP and (ii) special Maryland counsel to the Borrower reasonably acceptable to the Agent, each in form and substance reasonably satisfactory to the Agent (and the Borrower hereby requests such counsel to deliver such opinions).

§5. Conditions Subsequent. The Borrower shall deliver to the Agent, by not later than the dates specified in each clause below, the following:

(a) as soon as practicable after the consummation of the Proposed Transaction, but in any event by not later than             , 2013, copies certified by the Secretary of State of the State of Maryland of each Merger Agreement; and

(b) by not later than             , 2013, a duly executed updated Form FR U-1.

Any failure of the Borrower to deliver any of the items specified in this Section 5 by the applicable dates provided for herein shall constitute an immediate Event of Default under the Credit Agreement.

§6. Ratification of the Borrower. The Borrower ratifies and confirms in all respects all of its obligations to the Agents and the Banks under the Credit Agreement and the other Loan Documents and hereby affirms its absolute and unconditional promise to pay to the Banks and the Agents the Loans made to it and all other amounts due from it under the Credit Agreement as amended hereby. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§7. Miscellaneous. This Amendment shall be a Loan Document for all purposes under the Credit Agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement, including, without limitation, the other Loan Documents, shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agents and the Banks consequent thereon. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of an executed signature page to this Amendment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment; provided, the Borrower does agree to provide the Agent with an original manually signed counterpart of this Amendment within ten (10) Business Days of the Document Effective Date. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

BLACKROCK CORPORATE HIGH YIELD FUND VI, INC.

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY, Individually and as Agent

By:
Title:

Exhibit A

Schedule 1

BORROWER:

BLACKROCK CORPORATE HIGH YIELD FUND VI, INC.

100 Bellevue Parkway

Wilmington, DE 19809

BANKS:	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE
STATE STREET BANK AND TRUST COMPANY	$798,000,000	100%

Domestic Lending Office:

Mutual Fund Lending Department

Copley Place, Tower 2

Boston, MA 02206

Attn. Robyn A. Shepard, Assistant Vice President - CSU Manager

Tel: (617) 662-8575

Fax: (617) 988-6677

Email: rashepard@statestreet.com

LIBOR Lending Office:

Mutual Fund Lending Department

Copley Place, Tower 2

Boston, MA 02206

Attn: Robyn A. Shepard, Assistant Vice President - CSU Manager

Tel: (617) 662-8575

Fax: (617) 988-6677

Email: rashepard@statestreet.com

For non-funding or payment notices:

Mutual Fund Lending Department

Copley Place Tower 2

Boston, MA 02206

Attn: Karen Gallagher, Vice President

Tel: (617)662-8626

Fax: (617)988-9535